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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 26, 1996, except as to the "Morris Information Systems" section of Note 3 which is as of August 16, 1996, relating to the consolidated financial statements of The Registry, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for each of the two years in the period ended June 29, 1996 and the year ended May 31, 1994 listed under
Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

Price Waterhouse LLP

Boston, Massachusetts
January 17, 1997